FOR IMMEDIATE RELEASE

Contact:
Bill Chatterton
MicroStrategy Incorporated
(703) 848-8600
IR@microstrategy.com


            MicroStrategy Announces Third Quarter Financial Results

      VIENNA, Va., October 26, 2000 - MicroStrategy(R) Incorporated (NASDAQ:
MSTR), a leading worldwide provider of Intelligent E-Business(TM) software, today announced results for the three month period ended September 30, 2000, which was the third quarter of its 2000 fiscal year.

 Financial Overview
      The Company reported revenues for the third quarter of $64.9 million, compared to $35.3 million in the same quarter last year, representing an 84% increase versus the prior year quarter. The Company reported a net operating loss, which excludes certain charges, for the quarter of $29.9 million, or $0.37 per share. This compares with an operating loss of $12.8 million or $0.17 per share versus the prior year quarter. This result also represents a 30% improvement versus the comparable second quarter 2000 net operating loss of $42.8 million.
      The Company incurred several non-cash and other non-operating charges in the quarter. These charges, including a $113.7 million non-cash charge related to an estimate of the costs to settle the consolidated class action lawsuit and shareholder derivative action lawsuit, bring the net loss for the quarter to $170.4 million, or $2.13 per share. Other charges include goodwill and intangible asset amortization, restructuring and related charges, loss on investments, and preferred dividends.
      "We are pleased with the third quarter results announced today," said Michael J Saylor, president and CEO of MicroStrategy Incorporated. "We demonstrated strong revenue growth versus last year -- a clear indication of the vitality of our business. In addition, last week we announced a $52.75 million round of financing for Strategy.com that serves as an independent validation of that business and our ability to incubate new lines of business. We have over $100 million in cash today which we believe is sufficient to allow us to continue to grow our business. We recently launched a significant business restructuring, highlighted by an e-business initiative centered around a web store with no haggle pricing and standard contracts for all customers. Since its opening on October 2, our web store has already shipped software to over 300 customers and partners. In addition, our MicroStrategy 7(TM) platform technology continues to be well received by customers and the technical analyst community. Finally, this week we reached agreements to settle the consolidated class action and shareholder derivative lawsuits filed against the Company and certain of its officers and directors. These actions taken together show that MicroStrategy is now well positioned to continue exerting a leadership role in the Business
Intelligence market."

Quarterly Highlights
The Company achieved a number of important operating achievements, including:

Sales & Marketing
o MicroStrategy launched a new e-business strategy designed to make it easier for companies of all sizes to do business with MicroStrategy. The centerpiece of this strategy is a web store, located at www.microstrategy.com, where new and existing customers can demo, configure, upgrade and order software directly online via a standard pricing model. MicroStrategy hopes to make it easy for thousands of companies to order software and conduct business with MicroStrategy in a no-haggle, no-hassle environment. The store opened for business on October 2, 2000, and has already shipped software to over 300 customers and partners.
o MicroStrategy announced an alliance with IBM Corporation to provide information broadcasting and narrowcasting solutions for Business Intelligence and Customer Relationship Management. The agreement is an extension of a long-standing relationship between the two companies. IBM Global Services will assemble a large team from across IBM to focus on the sale, integration and implementation of MicroStrategy software to their enterprise customers.
o MicroStrategy added 62 new customers across a broad range of industries during the quarter, bringing the worldwide total to more than 1,000. New customers include C.I. Better Brands LLC, Celarix, Chase Manhattan Bank, Circuit City Stores, Inc., Quest and TV Guide.
o MicroStrategy expanded its relationship with several existing customers in the quarter, including KPMG, Buena Vista Home Entertainment, Cardinal Health, EarthLink, Egghead, Evite, Inc., Integon, Liz Claiborne, Metropolitan Life Insurance, Novartis, and Sara Lee (Bill Mar Foods).
o MicroStrategy and Deutsche Bank agreed to restructure their previously announced relationship, terminating the Strategy.com affiliation and joint R&D agreement and replacing it with a standard enterprise software license and maintenance agreement. MicroStrategy recorded a total of $9.5 million in software and services revenues during the quarter pursuant to this restructuring.
o MicroStrategy entered into agreements with 24 system integrators, application development and platform partners during the quarter, increasing the number of partners supporting the Company's Intelligent E-Business Platform to approximately 300.
o MicroStrategy and its customer, the Ohio Department of Education, won CMP Media's Business Intelligence Group's RealWare Award in the category of Best Business Intelligence Application. The Ohio Department of Education and MicroStrategy developed the Interactive Local Report Card (iLRC) application to promote educational accountability and academic excellence in the state of Ohio.

Technology
o MicroStrategy launched the beta of MicroStrategy eCRM 7(TM), continuing the Company's aggressive push into the electronic customer relationship management (eCRM) market. MicroStrategy eCRM 7 is designed to empower companies to build valuable relationships with their customers by leveraging their vast amounts of online and offline customer data to perform sophisticated campaign management and customer analysis. MicroStrategy eCRM 7 is built on the open and flexible MicroStrategy 7 platform.
o MicroStrategy entered into a multi-year agreement with PriceInteractive, Inc., a leading speech Application Service Provider (ASP). MicroStrategy will use PriceInteractive's SpeechPort(TM) platform to enable voice browsing for its suite of MicroStrategy Voice Services(TM) that deliver one-to-one messaging and information services. The relationship is designed to enable MicroStrategy customers to easily access business intelligence by using the power of MicroStrategy's customer analytics and segmentation capability to dynamically create intelligent voice applications via telephone, mobile phone or voicemail system.
o In a deal announced early in the fourth quarter, MicroStrategy and Aether Systems will develop a new product, MicroStrategy 7M(TM), that will be designed to combine Aether's wireless technology with the functionality and performance of the MicroStrategy 7(TM) platform to deliver personalized, intelligent information services to a full range of wireless devices.
o MicroStrategy launched MicroStrategy Web Business Analyzer(TM). MicroStrategy Web Business Analyzer allows marketers and web site designers to answer questions like how many unique visitors come to their web site, the duration of the visits, the depth of the visits, the click-through rates and conversion rates and revenue by product, customer or referral.
o MicroStrategy launched MicroStrategy eTrainer(TM)for MicroStrategy Web(TM) and MicroStrategy Agent(TM), two electronic education courses designed by MicroStrategy Education(TM). MicroStrategy eTrainer is designed to enhance adoption of the MicroStrategy 7 platform.

Strategy.com
o Strategy.com named John Sidgmore to the newly created position of Chairman of the Board. As Chairman, Mr. Sidgmore will provide direction to Strategy.com's management team, lead an effort to bring additional talent to the Board of Directors, help secure long-term financing, and assist the business development team in identifying strategic partners.
o As part of the financing completed in the fourth quarter, Aether Chairman and CEO Dave Oros has joined the Board of Directors of Strategy.com.
o Aether Systems will offer Strategy.com services to its customers. These services will enable Aether to broaden the range of products and services it brings to leading enterprise customers in transportation, healthcare, financial services and other industries.
o Strategy.com signed an agreement with Verizon Wireless whereby Verizon customers will be able to access Strategy.com's wireless web portal through the Mobile Web service, allowing them to look up personalized finance, news, weather, sports and entertainment information. Additionally, customers can receive personalized alerts and reports about finance, weather and current news via their wireless handset, email, telephone or pager.
o Strategy.com signed 36 new affiliates, bringing the total number of companies on the Strategy.com network to 231.
o Strategy.com added 80,000 new subscribers, bringing the total number of subscribers on the Strategy.com network to more than 460,000.

Corporate
o Eric Brown, an executive with over ten years experience in senior financial management roles at companies including Electronic Arts, DataSage and Haagen-Dazs, was named Vice President, Finance and Chief Financial Officer.
o Timothy C. Clayton, an executive with 25 years of experience in accounting and finance at companies including Building One Services and Price Waterhouse, joined MicroStrategy as acting Director of Internal Audit and Financial Controls. Most recently Mr. Clayton served as Executive Vice President and Chief Financial Officer of Building One Services. Previously Mr. Clayton worked with Price Waterhouse for 21 years, with 9 years experience as an audit partner where his clients included a number of software industry companies and other rapidly growing businesses.
o Mark LaRow was hired as Vice President and General Manager of MicroStrategy's Applications Group. Mr. LaRow brings a wealth of experience to MicroStrategy with over 17 years in the technology industry. Most recently, he was a partner at Ernst & Young and a member of the executive team responsible for managing Ernst & Young's Critical Technologies business unit, holding responsibility for sales and operations for the High Growth market sector.
o Announced in the fourth quarter, Aether Capital, the investment arm of Aether Systems, will lead a $52.75 million round of financing for Strategy.com(TM). Aether's initial $15 million investment will be followed by an additional $10 million investment subject to the satisfaction of certain conditions, including the expiration of the Hart-Scott-Rodino waiting period.

MicroStrategy Reaches Agreements to Settle Class Action Lawsuit and Shareholder Derivative Lawsuit
      In October MicroStrategy announced that it has reached agreements to settle two lawsuits filed against the Company and certain of its officers and directors relating to the Company's restatement of financial results for 1997, 1998, and 1999. The first settlement agreement relates to the consolidated securities class action lawsuit filed in the United States District Court for the Eastern District of Virginia. The second settlement agreement relates to the shareholder derivative lawsuit filed in the Delaware Court of Chancery. Both settlements are subject to confirmatory discovery, final documentation, and court approval.

Finance Commentary
o Eric Brown, CFO of MicroStrategy, made the following remarks regarding the Company's restructuring efforts: "As discussed in our last quarterly financial announcement, one of our main corporate goals is to implement financial controls and metrics designed to emphasize profitability across the entire organization, and to tie employee performance and compensation to these metrics. In order to get expenses more in line with our revenues, we are taking steps to significantly reduce expenses across the Company and decrease the growth rate of headcount, and are working aggressively with a goal of making the core MicroStrategy business breakeven on an operating basis by the end of 2001. We are starting to make progress in realigning our cost structure. We were also successful in meeting our financing objectives. The financing of Strategy.com is an important milestone as it allows that business to operate in a more autonomous manner and pursue its plan."

Outlook and Financial Guidance
      The following statements are subject to the risks and uncertainties described at the end of this press release.

      For 2000, MicroStrategy expects that full year revenue will increase by approximately 40 to 50% over 1999. For 2001, MicroStrategy expects annual revenue growth to increase by approximately 40 to 50% over 2000. This growth will to a significant extent depend on market acceptance of the Company's technology and the business intelligence software market growing 30%, as currently expected. The Company expects total costs to grow at a slower pace than revenues in 2001 as it puts costs in line with revenue. The Company's goal is to achieve breakeven in net operating income for the core business by the end of 2001, excluding amortization, preferred dividend costs, other non-cash operating expenses, and extraordinary items.

The attached summary of financial highlights compares the 2000 third quarter results to the same period last year.

MicroStrategy will hold a conference call chaired by Michael Saylor today at 5:30 p.m. (EST). Investors can call (888) 869-0374, or for international
(904) 779-4767, prior to 5:30 p.m. (EST). A replay will be available for 48 hours after the call at (800) 252-6030, or for international (402) 220-2491, with access code 7185101. Also, a live Webcast and replay can be accessed at the investor relation section of the MicroStrategy web site, www.microstrategy.com, or from the StreetEvents site, www.streetevents.com.

About MicroStrategy Incorporated
     MicroStrategy is a leading worldwide provider of Intelligent E-Business(TM) software and related services. MicroStrategy's technology platform is creating a new generation of one-to-one e-business solutions that enable global 2000 organizations to build personal relationships with their partners, supply-chains, and customers. MicroStrategy delivers these solutions via web, wireless, and voice. In addition to its industry leading technology, MicroStrategy also offers a comprehensive set of consulting, training and support services for its customers and partners.
      MicroStrategy has approximately 1000 customers across such diverse industries as retail, finance, telecommunications, dot-com, insurance, healthcare, pharmaceuticals and consumer packaged goods. MicroStrategy also has entered into relationships with more than 300systems integrators, application development and platform partners.
      For more information, please visit MicroStrategy's Web site: http://www.microstrategy.com.

About Strategy.com
      Strategy.com(TM), a subsidiary of MicroStrategy(R) Incorporated, helps companies connect with their customers by delivering personalized, timely information to consumers via web, wireless and voice. Using advanced wireless technology, Strategy.com also allows users to access information using "smart" mobile phones. Strategy.com's suite of programming is syndicated through a network of more than 200 affiliates, including Verizon, Wall Street Journal Interactive, EarthLink, Ameritrade, Belo Interactive, Metrocall, and USATODAY.com.

                                      ###

MicroStrategy, Intelligent E-Business, MicroStrategy 7, MicroStrategy eCRM 7, MicroStrategy 7M, MicroStrategy Web Business Analyzer, MicroStrategy eTrainer, MicroStrategy Agent, MicroStrategy Web, MicroStrategy Narrowcast Server, and Strategy.com are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward-looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the possibility that the securities class action and shareholder derivative settlement agreements will not obtain court approval or that the other conditions to the settlements will not be satisfied; the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy software and the Strategy.com network on a timely basis; adverse reaction by the Company's employees, investors, customers, vendors and lenders to the restatement of the Company's financial results or its future prospects; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                  MICROSTRATEGY INCORPORATED
        UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
       (Dollars in thousands, except per share amounts)

                                         Three Months Ended
                                            September 30,
                                       -------------------------
                                          2000          1999
                                       -------------------------
                                       (unaudited)   (unaudited)
Revenues
   Product licenses                        $28,124      $18,159
   Product support and other services       36,731       17,150
                                       ------------  -----------
     Total revenues                         64,855       35,309
                                       ------------  -----------
Cost of Revenues
   Product licenses                            120          844
   Product support and other services       26,153        9,023
                                       ------------  -----------
   Total cost of revenues                   26,273        9,867
                                       ------------  -----------

Gross profit                                38,582       25,442
                                       ------------  -----------
Operating Expenses
   Sales and marketing                      40,817       24,324
   Research and development                 16,031        8,082
   General and administrative               12,710        6,223
   Amortization of intangible assets         4,798           20
   Restructuring and related charges        10,835          ---
                                       ------------  -----------
     Total operating expenses               85,191       38,649
                                       ------------  -----------

Loss from operations                      (46,609)     (13,207)

Financing & Other
  Net interest                              1,360           594
  Loss on investments                      (8,985)          ---
  Provision for litigation settlement    (113,700)          ---
  Other expense, net                           56            (6)
                                       ------------  -----------
     Total other (expense) income        (121,269)          588
                                       ------------  -----------

Loss before income taxes                 (167,878)      (12,619)

Provision for income taxes                    350           155
                                       ------------  -----------
Net loss                                $(168,228)     $(12,774)
                                       ------------  -----------

Accrued preferred stock dividends         $(2,188)     $    ---

Beneficial conversion feature             $    ---     $    ---
                                       ------------  -----------
Net loss attributable to common
stockholders                            $(170,416)    $(12,774)
                                       ============  ===========

Net loss per share (basic and diluted)     $(2.13)      $(0.17)
                                       ============  ===========

Weighted average outstanding shares
(basic and diluted)                     79,975,373    76,722,676
                                       ============  ===========

Supplemental Data (1):

Core operating loss                      $(29,910)    $(12,754)

Pro forma net loss income per share
(basic and diluted)                      $  (0.37)     $ (0.17)

(1) Excludes charges for amortization of intangibles assets of $4,798, loss on investment of $8,985, restructuring charges of $10,835, preferred dividend of $2,188 and provision for litigation settlement of $113,700

                  MICROSTRATEGY INCORPORATED
        UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
       (Dollars in thousands, except per share amounts)

                                             Nine Months Ended
                                          2000          1999
                                       -------------------------
                                       (unaudited)   (unaudited)
Revenues
   Product licenses                      $75,964       $59,754
   Product support and other services     89,850        45,342
                                       ------------  -----------

     Total revenues                      165,814       105,096

Cost of Revenues
   Product licenses                        1,117         1,927
   Product support and other services     63,690        23,538
                                       ------------  -----------
     Total cost of revenues               64,807        25,465
                                       ------------  -----------

Gross profit                             101,007        79,631
                                       ------------  -----------

Operating Expenses
   Sales and marketing                   120,672        62,243
   Research and development               48,044        19,231
   General and administrative             42,213        15,731
   Amortization of intangible assets      12,946            61
   Restructuring and related charges      10,835           ---
                                       ------------  -----------
     Total operating expenses            234,710        97,266
                                       ------------  -----------

Loss from operations                    (133,703)      (17,635)

Financing & Other
  Net interest                             2,251         1,626
  Loss on investments                     (7,629)          ---
  Provision for litigation settlement   (113,700)          ---
  Other expense, net                         161            26
                                       ------------  -----------
     Total other (expense) income       (118,917)        1,652
                                       ------------  -----------

Loss before income taxes                (252,620)      (15,983)

Provision for income taxes                   600           598
                                       ------------  -----------

Net loss                               $(253,220)    $ (16,581)
                                       ------------  -----------

Accrued preferred stock dividends      $  (2,500)    $     ---

Beneficial conversion feature          $  (19,375)   $     ---
                                       ------------  -----------
Net loss attributable to common
stockholder
                                        $(275,095)    $ (16,581)
                                       ============  ===========

Net loss per share (basic and diluted)  $   (3.46)   $    (0.22)
                                       ============  ===========

Weighted average outstanding shares
(basic and diluted)                     79,546,148    75,420,460
                                       ============  ===========

Supplemental Data (1):

Core operating loss                    $(108,110)    $ (16,520)

Pro forma net loss per share (basic
and diluted)                           $   (1.36)    $   (0.22)

(1) Excludes charges for amortization of intangibles assets of $12,946, loss on investment of $7,629, preferred dividends of $2,500, restructuring charge of $10,835, beneficial conversion feature of $19,375, and provision for litigation settlement of $113,700.

                  MICROSTRATEGY INCORPORATED
                  CONSOLIDATED BALANCE SHEETS
       (Dollars in thousands, except per share amounts)

                                       September 30,      December 31,
                                           2000              1999
                                       ------------       -----------
                                       (unaudited)         (audited)
Assets
 Current assets
   Cash and cash equivalents               $64,924          $25,941
   Short-term investments                    2,364           42,418
   Accounts receivable, net                 39,465           37,586
   Prepaid expenses and other current
   assets                                   14,148           15,461
                                        ------------       -----------
      Total current assets                 120,901           121,406

Property and equipment, net                 61,655            30,594
Long term investments                        5,261               ---
Intangible assets, net of accumulated
  amortization of $13,449 and $503,
  respectively                              38,295            47,154
Deposits and other assets                   15,951             4,214
                                       ------------        -----------
Total Assets                              $242,063          $203,368
                                       ============        ===========

Liabilities and Stockholders' Equity
(Deficit)
 Current liabilities
   Accounts payable and accrued
   expenses                                $42,382           $15,357
   Accrued compensation and employee
   benefits                                 19,142            14,912
   Deferred revenue and advance payments    59,866            38,028
                                       ------------        -----------
 Total current liabilities                 121,390            68,297

   Deferred revenue and advance payments    16,227            33,255
   Accrued litigation settlement           123,950               ---
   Other long-term liabilities               2,710               ---
                                       ------------        -----------

  Total Liabilities                        264,277           101,552
                                       ------------        -----------

Series A convertible preferred stock       119,667               ---

Stockholders' equity (deficit):
 Preferred stock undesignated;
   $.001 par value; 4,982 shares
   authorized; no shares issued or
   outstanding                                 ---               ---
 Class A common stock; $.001 par
   value; 330,000 shares authorized;
   24,994 and 22,384 shares issued
   and outstanding, respectively                25                22
 Class B common stock; $.001 par value;
   165,000 shares authorized; 55,147 and
   55,867 shares issued and outstanding,
   respectively                                 55                56
   Additional paid-in capital              150,319           138,943
   Deferred compensation                     (692)              (895)
   Accumulated other comprehensive income    (415)             1,643
   Accumulated deficit                   (291,173)           (37,953)
                                       ------------        -----------
Total Stockholders' Equity (Deficit)     (141,881)           101,816

Total Liabilities and Stockholders'
Equity (Deficit)                          $242,063          $203,368
                                       ============        ===========
